Exhibit 4.2

SECOND AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 22, 2022, is made and entered into by and among Altus Midstream Company, a Delaware corporation (the “Company”), Apache Midstream LLC, a Delaware limited liability company (“Apache Midstream”), Buzzard Midstream LLC, a Delaware limited liability company and controlled Affiliate of ISQ Global Infrastructure Fund II L.P. (“I Squared”), BCP Raptor Aggregator, LP, a Delaware limited partnership and controlled Affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Aggregator”), BX Permian Pipeline Aggregator LP, a Delaware limited partnership and controlled Affiliate of Blackstone Capital Partners VII L.P. and Blackstone Energy Partners II L.P. (“BX Permian”), New BCP Raptor Holdco, LLC, a Delaware limited liability company (“New Raptor”), and the other Persons listed on Annex I attached hereto, to the extent such Persons hold Registrable Securities as of the date hereof (such other Persons, together with Apache Midstream, the “Existing Holders”).

RECITALS

WHEREAS, on November 9, 2018, the Company and the Existing Holders entered into that certain Amended and Restated Registration Rights Agreement (the “Existing Registration Rights Agreement”), pursuant to which the Company granted the Existing Holders certain registration rights with respect to certain securities of the Company;

WHEREAS, in connection with the transactions (the “Transactions”) contemplated by that certain Contribution Agreement dated as of October 21, 2021, by and among the Company, Altus Midstream LP, a Delaware limited partnership (“OpCo”), New Raptor and BCP Raptor Holdco, LP, a Delaware limited partnership (the “Contribution Agreement”), among other things, I Squared, BX Aggregator, BX Permian and New Raptor will each receive common units in OpCo (“Common Units”) and shares of Class C common stock, par value $0.0001 per share, of the Company (“Class C Common Stock”);

WHEREAS, in accordance with the Third Amended and Restated Limited Partnership Agreement of OpCo, dated as of the date hereof, as it may be amended, restated, supplemented and otherwise modified from time to time (the “OpCo LP Agreement”), Apache Midstream, I Squared, BX Aggregator and BX Permian will be entitled to cause OpCo to redeem or exchange all or a portion of their Common Units and Class C Common Stock for cash or shares of Class A common stock, par value $0.0001 per share, of the Company (“Class A Common Stock”) at the Company’s election;

WHEREAS, pursuant to Section 5.5 of the Existing Registration Rights Agreement, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Majority-in-Interest of the Existing Holders at the time in question; and

WHEREAS, the Company and the Majority-in-Interest of the Existing Holders desire to amend and restate the Existing Registration Rights Agreement in order to provide the Holders (as defined below) certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, and the Majority-in-Interest of the Existing Holders have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adoption Agreement” shall have the meaning given in subsection 5.2.2.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the chief executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, solely for purposes of this Agreement, the Company, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates. For purposes of this Agreement, (i) the Company shall not constitute an Affiliate of any other Party, (ii) no Party shall be deemed to be an Affiliate of another Party solely by reason of the execution and delivery of this Agreement or the Stockholders Agreement, and (iii) the Management Holders shall be deemed to not be Affiliates of the Blackstone Holders or I Squared Holders.

“Agreement” shall have the meaning given in the Preamble.

“Apache Holders” shall mean Apache Midstream, together with their respective Permitted Transferees.

“Apache Midstream” shall have the meaning given in the Preamble.

“Apache Notice Period” shall have the meaning given in Section 2.6.3.

“Apache Notice Price” shall mean the closing price of the Class A Common Stock on the trading day immediately preceding the date on which the Apache Proposed Offering Notice is delivered to the I Squared Holders under Section 2.6.3.

“Apache Proposed Offering” shall mean any sale of Registrable Securities in an Underwritten Offering pursuant to Section 2.2.2 or a Piggyback Registration that the Apache Holders desire to consummate during the I Squared Apache Priority Window.

“Apache Proposed Offering Notice” shall have the meaning given in Section 2.6.3.

“Apache Proposed Offering Window” shall have the meaning given in Section 2.6.4.

“Apache Warrants” shall mean warrants to purchase shares of Class A Common Stock held by Apache Midstream.

“Apache Priority Window” shall mean the period beginning on the Contribution Closing Date and ending on the date that is 90 days after the Contribution Closing Date. If, during the Apache Priority Window, the Company exercises its rights pursuant to Section 3.5 of this Agreement, the Apache Priority Window shall be extended by the number of days in any such Suspension Period or Blackout Period, as applicable.

“Automatic Shelf Registration Statement” shall mean an “automatic shelf registration statement” as defined under Rule 405 promulgated by the Commission pursuant to the Securities Act.

“Blackstone Holders” shall mean BX Aggregator and BX Permian, together with their respective Permitted Transferees.

“Blackstone Notice Period” shall have the meaning given in Section 2.7.3.

“Blackstone Notice Price” shall mean the closing price of the Class A Common Stock on the trading day immediately preceding the date on which the Blackstone Proposed Offering Notice is delivered to the I Squared Holders under Section 2.7.3.

“Blackstone Proposed Offering” shall mean any sale of Registrable Securities in an Underwritten Offering pursuant to Section 2.2.2 or a Piggyback Registration that the Blackstone Holders desire to consummate during the I Squared Blackstone Priority Window.

“Blackstone Proposed Offering Notice” shall have the meaning given in Section 2.7.3.

“Blackstone Proposed Offering Window” shall have the meaning given in Section 2.7.4.

“Blackout Period” shall have the meaning given in subsection 3.5.2.

“Class A Common Stock” shall have the meaning given in the Recitals hereto.

“Class C Common Stock” shall have the meaning given in the Recitals hereto.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the Class A Common Stock, the Class C Common Stock and any capital stock of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged, and shall also include any Common Stock of the Company of any class hereafter authorized.

“Common Units” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble.

“Contribution Agreement” shall have the meaning given in the Recitals hereto.

“Contribution Closing Date” means the date hereof.

“Demand Registration” shall have the meaning given in subsection 2.2.1.

“Demanding Holder(s)” means, as applicable, the Holder(s) making a written demand for the Registration of Registrable Securities or making a written demand for an Underwritten Offering, in each case, pursuant to Section 2.2.

“DRIP” shall mean the mandatory dividend reinvestment plan that will be entered into following the closing of the transactions contemplated by the Contribution Agreement pursuant to Section 23 of the Stockholders Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Existing Holders” shall have the meaning given in the Preamble, together with their Permitted Transferees.

“Existing Registration Rights Agreement” shall have the meaning given in the Recitals hereto.

“Existing Registration Statement” shall mean the Registration Statement on Form S-3 (Registration No. 333-228467) covering Registrable Securities owned by the Existing Holders.

“Form S-1” shall have the meaning given in Section 2.1.

“Form S-3” shall have the meaning given in Section 2.1.

“Holder” and “Holders” means the Existing Holders, the Apache Holders, the I Squared Holders, the Blackstone Holders and the Management Holders.

“I Squared” shall have the meaning given in the Preamble.

“I Squared Apache Priority Offering” shall have the meaning given in Section 2.6.3.

“I Squared Blackstone Priority Offering” shall have the meaning given in Section 2.7.3.

“I Squared Closing Date Shares” shall mean 13,744,582 shares of Common Stock beneficially owned by the I Squared Holders as of the Contribution Closing Date.

“I Squared Holders” shall mean I Squared, together with its Permitted Transferees.

“I Squared Apache Priority Window” shall mean the period beginning on the expiration of the Lock-up Period and ending on the earlier of (i) the date that is three (3) months following the expiration of the Lock-up Period; provided, that such period shall be extended by the number of days in any Suspension Period or Blackout Period if the Company exercises its rights pursuant to Section 3.5 of this Agreement during the I Squared Apache Priority Window and (ii) the time at which the I Squared Holders cease to Beneficially Own twenty-five percent (25%) or more of the I Squared Closing Date Shares (such 25% of the I Squared Closing Date Shares being referred to herein as the “I Squared Priority Shares”) such that the I Squared Holders Beneficially Own seventy-five percent (75%) or less of the I Squared Closing Date Shares (such remaining 75% of the I Squared Closing Date Shares being referred to herein as the “I Squared Non-Priority Shares”).

“I Squared Blackstone Priority Window” shall mean the period beginning on the expiration of the Lock-up Period and ending on the earlier of (i) the date that is six (6) months following the expiration of the Lock-up Period; provided, that such period shall be extended by the number of days in any Suspension Period or Blackout Period if the Company exercises its rights pursuant to Section 3.5 of this Agreement during the I Squared Blackstone Priority Window, and (ii) the time at which the I Squared Holders cease to Beneficially Own the portion of the I Squared Closing Date Shares constituting I Squared Priority Shares.

“Individual Holders” shall mean the undersigned individuals listed under Holders on the signature page hereto.

“IPO” shall mean the Company’s initial public offering.

“Kayne Anderson” shall mean Kayne Anderson Sponsor, LLC, a Delaware limited liability company.

“Lock-up Period” shall mean, with respect to the Principal Holders, twelve (12) months following the Contribution Closing Date.

“Majority-in-Interest” shall mean, with respect to the Existing Holders, Principal Holders, Demanding Holders, Apache Holders, Blackstone Holders, I Squared Holders, Management Holders or all Holders, the holders of more than fifty percent (50%) of the Registrable Securities held by such group of Holders.

“Management Holders” shall mean New Raptor, together with its Permitted Transferees.

“Maximum Number of Securities” shall have the meaning given in subsection 2.2.3.

“Minimum Amount” shall have the meaning given in subsection 2.2.1(a).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus in the light of the circumstances under which they were made not misleading.

“OpCo” shall have the meaning given in the Recitals hereto.

“OpCo LP Agreement” shall have the meaning given in the Recitals hereto.

“Overnight Underwritten Offering” shall mean an Underwritten Offering that is expected to be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day.

“Permitted Apache Offering” shall mean a registered offering by the Apache Holders of up to four (4) million shares of Class A Common Stock in the aggregate (less any shares of Class A Common Stock sold by APA Corporation or Apache Midstream between the date of the Contribution Agreement and the Closing Date) in one or more offerings during the Apache Priority Window; provided, that (i) the Apache Holders agree to use at least $100 million of the aggregate proceeds from such offerings for well drilling and completion activity at the Alpine High resource play within twenty-four (24) months of the closing of the earliest of such offerings; provided, that the Apache Holders shall be credited for any reasonably documented investment by the Apache Holders or their Affiliates (other than the Company and its Subsidiaries) in well drilling and completion activity at the Alpine High resource play incurred after October 21, 2021, which credit shall reduce the foregoing $100 million obligation dollar-for-dollar and (ii) with respect to each such offering that is not an underwritten offering, the Apache Holders shall use commercially reasonable efforts to sell such shares of Class A Common Stock to no fewer than eight (8) unaffiliated Persons.

“Permitted Transferees” shall mean (1) with respect to any Holder other than the Principal Holders, an Affiliate to whom Registrable Securities are Transferred by such Holder, and (2) with respect to the Principal Holders, any Person to whom Registrable Securities are Transferred by such Principal Holder; provided, in each case, that (i) such Transfer does not violate any agreements between such Holder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to subsection 5.2.2, including the execution of the Adoption Agreement to the Company’s sole satisfaction.

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Notice” shall mean a Piggyback Registration Notice and/or an Underwritten Offering Piggyback Notice.

“Piggyback Registration” shall have the meaning given in subsection 2.3.1(a).

“Piggyback Registration Notice” shall have the meaning given in subsection 2.3.1(a).

“Preferred Registration Rights Agreement” shall mean that certain Registration Rights Agreement, dated as of June 12, 2019, by and among the Company the other parties thereto.

“Principal Holders” shall mean each of the Apache Holders, I Squared Holders, Blackstone Holders and Management Holders.

“Private Placement Warrants” shall mean the Company’s warrants purchased by Kayne Anderson in a private placement transaction occurring simultaneously with the closing of the IPO pursuant to that certain Sponsor Warrants Purchase Agreement, dated as of January 4, 2017, by and between the Company and Kayne Anderson, that were subsequently transferred to the Individual Holders.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Private Placement Warrants (including any shares of Class A Common Stock issued or issuable upon the exercise of any Private Placement Warrants), (b) any outstanding shares of Class A Common Stock or any other equity security (including the shares of Class A Common Stock issued or issuable upon the exercise of any other equity security) of the Company owned by any Holder as of the date of this Agreement, (c) the shares of Class A Common Stock issued or issuable upon the redemption or exchange of any Common Units and Class C Common Stock owned by any Holder, in each case in accordance with the terms of the OpCo LP Agreement, (d) any shares of Class A Common Stock issued or issuable upon the exercise of any Apache Warrants, (e) any other equity security of the Company issued or issuable with respect to any Registrable Security by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, (f) the shares of Common Stock, if any, issued to Apache Midstream in connect with the Earn-Out Consideration (as defined in the Contribution Agreement dated August 8, 2018 by and among the Company, OpCo, Altus Midstream and the other parties thereto) and (g) any shares of Class A Common Stock issued to any Holder in connection with the DRIP; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred in accordance with such Registration Statement; (B) such securities shall have been otherwise Transferred, new certificates for such securities not bearing a legend restricting further Transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) the later of (x) the Holder of such securities owns less than five percent (5%) of the then-outstanding Common Stock and (y) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

“Registration Expenses” shall mean all expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any special audit and “comfort letters” required by or incident to such performance); and

(F) reasonable fees and expenses of one (1) legal counsel selected by the Majority-in-Interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall mean each Holder that requests to include all or a portion of such Holder’s Registrable Securities in (a) an Underwritten Offering pursuant to subsection 2.2.2 or (b) a Piggyback Registration or Underwritten Piggyback Offering pursuant to Section 2.3.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration Statement” shall mean a Registration Statement of the Company filed with the Commission on Form S-3, or Form S-1 if Form S-3 is not available for use by the Company at such time (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous or delayed basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) covering the Registrable Securities, as applicable.

“Sponsor” shall have the meaning given in the Recitals hereto.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of the date of this Agreement, by and among the Corporation and each of the Principal Holders as of the date of this Agreement.

“Suspension Period” shall have the meaning given in subsection 3.5.1.

“Trading Market” shall mean the principal national securities exchange on which the Registrable Securities are listed.

“Transactions” shall have the meaning given in the Recitals hereto.

“Transfer” means, with respect to any Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean an offering in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Offering Piggyback Notice” shall have the meaning given in subsection 2.3.1(b).

“Underwritten Offering Piggyback Request” shall have the meaning given in subsection 2.3.1(b).

“VWAP” shall mean, as of a specified date and in respect of Registrable Securities, the volume weighted average price for such security on the Trading Market for the specified number of trading days immediately preceding, but excluding, such date.

ARTICLE II

REGISTRATIONS

2.1 Initial Registration. The Company shall, within ninety (90) days of the Contribution Closing Date, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by the Principal Holders, other than any Registrable Securities that are registered for sale on a Registration Statement filed prior to the date hereof and effective as of the Contribution Closing Date, from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) on the terms and conditions specified in this Section 2.1 and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than the earlier of (i) ninety (90) days (or one hundred and twenty (120) days if the Commission notifies the Company that it will “review” the

Registration Statement) after the Contribution Closing Date and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review. The Registration Statement filed with the Commission pursuant to this Section 2.1 shall be on Form S-3 or similar short form registration statement that may be available at such time (“Form S-3”), or, if Form S-3 is not then available to the Company, on Form S-1 (“Form S-1”) or on such other form of registration statement as is then available to effect a Registration for resale of the Registrable Securities; provided, however, that if the Company has filed the Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, the Company shall (i) file a post-effective amendment to the Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Registration Statement on Form S-1 and file a subsequent Registration Statement on Form S-3 or any equivalent or successor form, and shall contain a Prospectus in such form as to permit any Principal Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this Section 2.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Principal Holders. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this Section 2.1 and the Existing Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 5.7. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1, but in any event within three (3) business days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement. When effective, a Registration Statement filed pursuant to this Section 2.1 (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain a Misstatement.

2.2 Demand Registration.

2.2.1 Request for Registration.

(a) Subject to the provisions of subsection 2.2.3, Section 2.4, Section 2.5, Section 2.6 and Section 2.7 hereof, any Holder may make a written demand for Registration of all or part of their Registrable Securities (such written demand, a “Demand Registration”), which shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof, which may include sales on a delayed or continuous basis pursuant to a Shelf Registration Statement, as permitted by Rule 415 (or any successor or similar provision adopted by the Commission then in effect) under the Securities Act. Notwithstanding anything to the contrary herein, in no event shall the Company be required to effectuate a Registration unless the dollar amount of the Registrable Securities of the Demanding Holder(s) and their respective Affiliates to be included therein is reasonably likely to result in gross sale proceeds of at least $75 million based on the five (5)-day VWAP as of the date of the Demand Registration (the “Minimum Amount”).

(b) Within forty-five (45) days of receipt of the Demand Registration, the Company shall, subject to the limitations of this subsection 2.2.1, file a Registration Statement with respect to all Registrable Securities requested by the Demanding Holder(s) and Requesting Holder(s) (if any) pursuant to such Demand Registration. The Company shall use all commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after the filing thereof under the Securities Act. The Company shall use its reasonable best efforts to cause a Registration Statement filed pursuant to this subsection 2.2.1 to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available, for the resale of all the Registrable Securities held by the Demanding Holder(s) and Requesting Holders (if any) until all such Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 5.7.

(c) The Registration Statement filed with the Commission pursuant to this subsection 2.2.1 shall be on Form S-3, or, if Form S-3 is not then available to the Company, on Form S-1 or on such other form of registration statement as is then available to effect a Registration for resale of the Registrable Securities of the Demanding Holder(s) and Requesting Holders (if any); provided, however, that if the Company has filed the Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, the Company shall (i) file a post-effective amendment to the Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any equivalent or successor form or (ii) withdraw the Registration Statement on Form S-1 and file a subsequent Registration Statement on Form S-3 or any equivalent or successor form, and shall contain a Prospectus in such form as to permit the Demanding Holder(s) and the Requesting Holders (if any) to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. A Registration Statement filed pursuant to this subsection 2.2.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, the Demanding Holder(s) and Requesting Holders (if any).

(d) Subject to the other limitations contained in this Agreement, the Company is not obligated hereunder to effect (i) more than a total of four (4) Registrations pursuant to Demand Registrations for the same Demanding Holder(s) and their respective Affiliates within any twelve (12)-month period or (ii) a Registration pursuant to a Demand Registration if a Registration Statement covering all of the Registrable Securities held by the Demanding Holder(s) shall have become effective after the Contribution Closing Date and remains effective under the Securities Act and is sufficient to permit offers and sales of the number and type of Registrable Securities on the terms and conditions specified in the Demand Registration in accordance with the intended timing and method or methods of distribution thereof specified in the Demand Registration.

2.2.2 Underwritten Offering. Any Holder then able to effect a Demand Registration pursuant to subsection 2.2.1 shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering, to require the Company, subject to the provisions of subsection 2.2.1, subsection 2.2.3, Section 2.4 and Section 2.5 hereof, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to a new Demand Registration. Any Holder shall have the option and right, exercisable by delivering written notice to the Company of its intention to distribute Registrable Securities by means of an Underwritten Offering, to require the Company, subject to the provisions of subsection 2.2.3, Section 2.4 and Section 2.5 hereof, to effectuate a distribution of any or all of its Registrable Securities by means of an Underwritten Offering pursuant to an existing effective Registration Statement covering such Registrable Securities. All such Demanding Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this subsection 2.2.2 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Majority-in-Interest of the Demanding Holders initiating the Underwritten Offering, which Underwriter(s) must be reasonably satisfactory to the Company. Notwithstanding the foregoing, the Company is not obligated to effect (i) an Underwritten Offering pursuant to this subsection 2.2.2, unless the dollar amount of the Registrable Securities of the Demanding Holder(s) and their respective Affiliates to be included therein is reasonably likely to result in gross sale proceeds of at least the Minimum Amount, (ii) an Underwritten Offering pursuant to this subsection 2.2.2, other than a Permitted Apache Offering, within ninety (90) days after the closing of another Underwritten Offering, or (iii) more than four (4) Underwritten Offerings for the same Demanding Holder(s) and their respective Affiliates within any twelve (12)-month period.

2.2.3 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to subsection 2.2.2, in good faith, advises the Company, the Demanding Holder(s) and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder(s) and the Requesting Holders (if any) desire to sell, taken together with all other Class A Common Stock or other equity securities that the Company desires to sell, and the Class A Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holder(s) and Requesting Holders (if any) (if such amount exceeds the Maximum Number of Securities, pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (including any Affiliates of such Holders) owns at such time) that can be sold without exceeding the Maximum Number of Securities; provided, that, for the avoidance of doubt, if the Demanding Holder is an Apache Holder in connection with a Permitted Apache Offering, the Apache Holders shall not be subject to reduction pursuant to this subsection 2.2.3; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Class A Common Stock or other equity securities of other Persons that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

2.2.4 Demand Registration Withdrawal. A Demanding Holder or a Requesting Holder shall have the right to withdraw all or any portion of its Registrable Securities included in a Demand Registration for any or no reason whatsoever upon written notification to the Company of its intention to so withdraw at any time prior to the effectiveness of the applicable Registration Statement; provided, however, that upon withdrawal by (i) any Demanding Holder of an amount of its Registrable Securities from the Demand Registration such that the remaining amount of Registrable Securities of the Demanding Holder(s) and their respective Affiliates to be included in the Demand Registration is reasonably likely to result in gross sale proceeds below the Minimum Amount or (ii) the Majority-in-Interest of the Demanding Holders initiating a Demand Registration, the Company shall (with respect to clause (ii)), and shall have the right, but not the obligation (with respect to clause (i)), to cease all efforts to secure effectiveness of the applicable Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this subsection 2.2.4.

2.3 Piggyback Registration.

2.3.1 Piggyback Rights.

(a) If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to subsection 2.2.1), other than a Registration Statement (i) filed pursuant to Section 2.1 hereof, (ii) with respect to the Principal Holders, filed in connection with a Permitted Apache Offering (which shall be deemed to include the Existing Registration Statement), (iii) filed in connection with any employee stock option or other benefit plan, (iv) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (v) for an offering of debt that is convertible into equity securities of the Company, (vi) for a dividend reinvestment plan, or (vii) on Form S-4, then the Company shall within ten (10) days (or if the Registration Statement will be a Shelf Registration Statement, within five (5) days) of the anticipated filing date of such Registration Statement give written notice of such proposed filing to all of the Holders of Registrable Securities (the “Piggyback Registration Notice”), which notice shall (A) describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.

(b) If at any time the Company proposes to conduct an Underwritten Offering (including an Underwritten Offering pursuant to a Demand Registration), for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company) other than, with respect to the Principal Holders only, a Permitted Apache Offering, then the Company shall promptly notify all Holders of such proposal reasonably in advance (and in any event at least two (2) business days before in connection with a “bought deal” or Overnight Underwritten Offering) of the commencement of the offering, which notice shall set forth the principal terms and conditions of the issuance, including the proposed offering price (or range of offering prices), the anticipated filing date of the related registration statement (if applicable) and the number of shares of Class A Common Stock that are proposed to be registered (the “Underwritten Offering Piggyback Notice”). Receipt of any Underwritten Offering Piggyback Notice required to be provided in this subsection 2.3.1(b) to Holders shall be kept confidential by the Holder until such proposed Underwritten Offering is (i) publicly announced or (ii) such Holder receives notice that such proposed Underwritten Offering has been abandoned, which such notice shall be provided promptly by the Company to each Holder. The Underwritten Offering Piggyback Notice shall offer Holders the opportunity to include in such Underwritten Offering (and any related registration, if applicable) the number of Registrable Securities as they may request in writing (an “Underwritten Piggyback Offering”); provided, however, that in the event that the Company proposes to effectuate the subject Underwritten Offering pursuant to an effective Shelf Registration Statement of the Company other than an Automatic Shelf Registration Statement, only Registrable Securities of Holders which are subject to an effective Shelf Registration Statement may be included in such Underwritten Piggyback Offering, unless the Company is then able to file an Automatic Shelf Registration Statement and in the reasonable judgment of the Company, the filing of the same including Registrable Securities of Holders that are not otherwise included in an effective Shelf Registration Statement would not have a material adverse effect on the price, timing or distribution of the Class A Common Stock in such Underwritten Piggyback Offering. The Company shall use commercially reasonable efforts to include in each such Underwritten Piggyback Offering such Registrable Securities for which the Company has received written requests for inclusion therein (“Underwritten Offering Piggyback Request”) within three (3) business days after sending the Underwritten Offering Piggyback Notice (or one (1) business day in connection with a “bought deal” or Overnight Underwritten Offering). All Holders requesting to include their Registrable Securities in an Underwritten Piggyback Offering under this subsection 2.3.1(b) shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.3.2 Reduction of Underwritten Piggyback Offering. If the managing Underwriter or Underwriters in an Underwritten Piggyback Offering, in good faith, advises the Company and the Holders of Registrable Securities participating in the Underwritten Piggyback Offering in writing that the dollar amount or number of the Class A Common Stock that the Company desires to sell, taken together with (i) the Class A Common Stock, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2.2 hereof, and (iii) the Class A Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:

(a) If the Underwritten Piggyback Offering is undertaken for the Company’s account, the Company shall include in any such Underwritten Piggyback Offering (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 hereof (pro rata based on the respective number of Registrable Securities that each Holder owns at such time (including any Affiliates of such Holder)), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Underwritten Piggyback Offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Underwritten Piggyback Offering (A) first, the Class A Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.3.1 (pro rata based on the number of Registrable Securities that each Holder owns at such time (including any Affiliates of such Holder)), which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Class A Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Class A Common Stock or other equity securities for the account of other Persons that the Company is obligated to register pursuant to separate written contractual arrangements with such Persons, which can be sold without exceeding the Maximum Number of Securities.

2.3.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw all or any portion of its Registrable Securities included in a Piggyback Registration or an Underwritten Piggyback Offering, as applicable, for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration prior to (x) in the case of a Piggyback Registration, the effectiveness of the applicable Registration Statement or (y) in the case of any Underwritten Piggyback Offering, prior to the pricing of such Underwritten Piggyback Offering. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.3.3.

2.3.4 Opt-Out Notice. Any Holder of Registrable Securities may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder of Registrable Securities not receive from the Company any Piggyback Notice; provided, however, that such Holder of Registrable Securities may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder of Registrable Securities (unless subsequently revoked), the Company shall not deliver any notice to such Holder of Registrable Securities pursuant to this Section 2.3.

2.4 Restrictions on Registration Rights. During the period that is forty-five (45) days before the Company’s good faith estimate of the date of an Underwritten Offering (including an Underwritten Offering pursuant to a Demand Registration), for the Company’s own account, the Company shall have the right to defer for up to forty-five (45) days any Registration pursuant to Section 2.2, other than a Permitted Apache Offering during the Apache Priority Window; provided that the Company is actively employing in good faith commercially reasonable efforts to cause such Company-initiated Registration to become effective and may only exercise this right once in any 12-month period.

2.5 Lock-up Period. Notwithstanding anything to the contrary contained in this Agreement and (i) except for a Permitted Apache Offering or as required pursuant to Section 2.1 of this Agreement and (ii) subject to Section 2.6 and Section 2.7 of this Agreement, no Registration shall be effected (including, for the avoidance of doubt, any Underwritten Offering Piggyback Request) or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Lock-up Period; provided, however, the Apache Holders may effect a Permitted Apache Offering during the Apache Priority Window.

2.6 I Squared Apache Priority Rights.

2.6.1 The Apache Holders may not consummate any sale of Registrable Securities in an Underwritten Offering pursuant to Section 2.2.2 or a Piggyback Registration during the I Squared Apache Priority Window except as set forth in this Section 2.6.

2.6.2 The Apache Holders may pursue one (1) Apache Proposed Offering during the I Squared Apache Priority Window so long as such Apache Proposed Offering complies with the terms and conditions set forth in this Section 2.6.

2.6.3 If the Apache Holders desire to make or consummate any Apache Proposed Offering during the I Squared Apache Priority Window, Apache Midstream shall provide I Squared with fifteen (15) days’ advance written notice of such Apache Proposed Offering (such notice, the “Apache Proposed Offering Notice” and such fifteen (15)-day period, the “Apache Notice Period”). At any time during the Apache Notice Period, I Squared may elect to consummate a sale of I Squared Priority Shares in an Underwritten Offering pursuant to Section 2.2.2 (an “I Squared Apache Priority Offering”) by providing written notice to Apache Midstream, in which case the Apache Holders shall not pursue the Apache Proposed Offering; provided, that (i) I Squared must initiate such I Squared Apache Priority Offering within fifteen (15) days of making such election and (ii) the Apache Holders and the Blackstone Holders shall be permitted to participate (in equal proportions and with allocations among the Apache Holders designated by Apache Midstream and with allocations among the Blackstone Holders designated by BX Aggregator) alongside the I Squared Holders in such I Squared Apache Priority Offering only to the extent that it is determined that there is demand in excess of the I Squared Priority Shares that the I Squared Holders propose to sell in such I Squared Apache Priority Offering (which determination shall be made independently and in good faith by the placement agent, sales agent or Underwriter, as applicable, for such I Squared Apache Priority Offering). In the event that the I Squared Holders consummate an I Squared Apache Priority Offering in accordance with the immediately preceding sentence, the Apache Holders will be deemed to have not pursued an Apache Proposed Offering for purposes of Section 2.6.2.

2.6.4 In the event that either (i) I Squared notifies Apache Midstream in writing during the Apache Notice Period that the I Squared Holders do not intend to consummate an I Squared Apache Priority Offering or (ii) the I Squared Holders do not otherwise pursue an I Squared Apache Priority Offering during the Apache Notice Period, then within fifteen (15) days following the earlier of the receipt by Apache Midstream of such notification in writing and the expiration of the Apache Notice Period (such fifteen (15)-day period, the “Apache Proposed Offering Window”), the Apache Holders may execute a definitive agreement in connection with such Apache Proposed Offering subject to the other terms and provisions of this Agreement but without further limitation under this Section 2.6. In the event that (i) the Apache Holders elect not to proceed with the Apache Proposed Offering in accordance with the immediately preceding sentence and the closing price of the Class A Common Stock on the date of the expiration of the Apache Proposed Offering Window (or, if such date is not a trading day, the trading day immediately preceding the date of such expiration) is below the Apache Notice Price or (ii) the Company prevents the Apache Holders from consummating the Apache Proposed Offering by exercising its rights pursuant to Section 3.5 of this Agreement to initiate a Suspension Period or Blackout Period, then, in each case, the Apache Holders will be deemed to have not pursued an Apache Proposed Offering for purposes of Section 2.6.2.

2.7 I Squared Blackstone Priority Rights.

2.7.1 The Blackstone Holders may not consummate any sale of Registrable Securities in an Underwritten Offering pursuant to Section 2.2.2 or a Piggyback Registration during the I Squared Blackstone Priority Window except as set forth in this Section 2.7.

2.7.2 The Blackstone Holders may pursue one (1) Blackstone Proposed Offering during the I Squared Blackstone Priority Window so long as such Blackstone Proposed Offering complies with the terms and conditions set forth in this Section 2.7.

2.7.3 If the Blackstone Holders desire to make or consummate any Blackstone Proposed Offering during the I Squared Blackstone Priority Window, BX Aggregator shall provide I Squared with fifteen (15) days’ advance written notice of such Blackstone Proposed Offering (such notice, the “Blackstone Proposed Offering Notice” and such fifteen (15)-day period, the “Blackstone Notice Period”). At any time during the Blackstone Notice Period, I Squared may elect to consummate a sale of I Squared Priority Shares in an Underwritten Offering pursuant to Section 2.2.2 (an “I Squared Blackstone Priority Offering”) by providing written notice to BX Aggregator, in which case the Blackstone Holders shall not pursue the Blackstone Proposed Offering; provided, that (i) I Squared must initiate such I Squared Blackstone Priority Offering within fifteen (15) days of making such election and (ii) the Apache Holders and the Blackstone Holders shall be permitted to participate (in equal proportions and with allocations among the

Apache Holders designated by Apache Midstream and with allocations among the Blackstone Holders designated by BX Aggregator) alongside the I Squared Holders in such I Squared Blackstone Priority Offering only to the extent that it is determined that there is demand in excess of the I Squared Priority Shares that the I Squared Holders propose to sell in such I Squared Blackstone Priority Offering (which determination shall be made independently and in good faith by the placement agent, sales agent or Underwriter, as applicable, for such I Squared Blackstone Priority Offering). In the event that the I Squared Holders consummate an I Squared Blackstone Priority Offering in accordance with the immediately preceding sentence, the Blackstone Holders will be deemed to have not pursued an Blackstone Proposed Offering for purposes of Section 2.7.2.

2.7.4 In the event that either (i) I Squared notifies BX Aggregator in writing during the Blackstone Notice Period that the I Squared Holders do not intend to consummate an I Squared Blackstone Priority Offering or (ii) the I Squared Holders do not otherwise pursue an I Squared Blackstone Priority Offering during the Blackstone Notice Period, then within fifteen (15) days following the earlier of the receipt by BX Aggregator of such notification in writing and the expiration of the Blackstone Notice Period (such fifteen (15)-day period, the “Blackstone Proposed Offering Window”), the Blackstone Holders may execute a definitive agreement in connection with such Blackstone Proposed Offering subject to the other terms and provisions of this Agreement but without further limitation under this Section 2.7. In the event that (i) the Blackstone Holders elect not to proceed with the Blackstone Proposed Offering in accordance with the immediately preceding sentence and the closing price of the Class A Common Stock on the date of the expiration of the Blackstone Proposed Offering Window (or, if such date is not a trading day, the trading day immediately preceding the date of such expiration) is below the Blackstone Notice Price or (ii) the Company prevents the Blackstone Holders from consummating the Blackstone Proposed Offering by exercising its rights pursuant to Section 3.5 of this Agreement to initiate a Suspension Period or Blackout Period, then, in each case, the Blackstone Holders will be deemed to have not pursued an Blackstone Proposed Offering for purposes of Section 2.7.2.

2.8 Apache and Blackstone Joint Transaction. In the event that the Apache Holders and the Blackstone Holders desire to concurrently pursue an Apache Proposed Offering and a Blackstone Proposed Offering, respectively (such concurrent offering, a “Combined Offering”), during the I Squared Apache Priority Window, the provisions of Section 2.6 and Section 2.7 shall apply to the Apache Holders and the Blackstone Holders, respectively, and any Combined Offering that is ultimately consummated shall be allocated among the Apache Holders and the Blackstone Holders in equal proportions.

ARTICLE III

COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement pursuant to Section 5.7;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and one legal counsel to such Holders, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the one legal counsel for such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities or one counsel on behalf of such sellers;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.5 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the Majority-in-Interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated as of such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form on terms agreed to by the Company, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement (which need not be audited) covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $75 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering for equity securities of the Company unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Customary Lock-Up Agreements. In connection with each Underwritten Offering pursuant to Section 2.2.2, each Holder, other than the Apache Holders in connection with any Permitted Apache Offering, who at the time of such Underwritten Offering holds, together with its Affiliates, at least 10% of the then-outstanding Common Stock, agrees, if requested, to become bound by and to execute and deliver a customary lock-up agreement restricting such Holder’s right to (i) Transfer any equity securities of the Company held by such Holder or (ii) enter into any swap or other arrangement that Transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to such Registration and ending on the date sixty (60) days thereafter; provided that no Holder shall be required to agree to a lock-up period longer than the lock-up period for the Company, the Demanding Holder(s), or the directors and “executive officers” (as defined under Section 16 of the Exchange Act) of the Company. The terms of such lock-up agreements shall include customary carve-outs from the restrictions on Transfer set forth therein and each Holder’s lock-up agreement shall require equal treatment of all Holders in the event of any early release from the lock-up. The Company shall, if requested by the Majority-in-Interest of the Holders participating in such Registration, cause its directors and executive officers to agree to become bound by and to execute and deliver a similar lock-up agreement.

3.5 Suspension of Sales; Adverse Disclosure.

3.5.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed (any such period, a “Suspension Period”).

3.5.2 If the filing, initial effectiveness or continued use of (including in connection with any Underwritten Offering) a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure or (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, then the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of (including in connection with any Underwritten Offering), such Registration Statement for the shortest period of time, but in no event more than sixty (60) days, determined in good faith by the Company to be necessary for such purpose (any such period, a “Blackout Period”). In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

3.5.3 The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under Section 2.4 or this Section 3.5. Notwithstanding anything to the contrary in this Section 3.5, in no event shall any period during which the Company exercised its rights under Section 2.4, Blackout Periods and any Suspension Periods continue for more than sixty (60) days in the aggregate during any 180-day period or more than one hundred twenty (120) days in the aggregate during any 365-day period.

3.6 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings (the delivery of which will be satisfied by the Company’s filing of such reports on the Commission’s EDGAR system). The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors, and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors, and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the Transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information, and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges, or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail, telecopy, telegram or facsimile. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail, telecopy, telegram or facsimile, at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: Altus Midstream Company, 2000 Post Oak Blvd., Suite 100, Houston, Texas 77056, and, if to any Holder, at such Holder’s address or facsimile number as set forth on the signature pages to this Agreement (or, as to any Existing Holder not a party hereto, at such Existing Holder’s address or facsimile number as set forth on the signature pages to the Existing Registration Rights Agreement or such other address changed in accordance with the Existing Registration Rights Agreement). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third-Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 No Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a Transfer of Registrable Securities by such Holder to a Permitted Transferee. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement (the “Adoption Agreement”) to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a “Holder.”

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which, for the avoidance of doubt, include a Permitted Transferee following such Permitted Transferee’s execution and delivery of an Adoption Agreement (unless already bound hereby).

5.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) an executed Adoption Agreement. Any Transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

5.5 Amendments and Modifications. Upon the written consent of the Company and the Majority-in-Interest Holders at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (i) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (ii) any amendment hereto or waiver hereof that adversely affects the Existing Holders, the Apache Holders, the Blackstone Holders the I Squared Holders or the Management Holders, as applicable, solely in their respective capacity as Existing Holdings, Apache Holders, Blackstone Holders, I Squared Holders, or Management Holders, as applicable, in a manner that is materially different from the other Holders, shall require the consent of the Existing Holders, the Apache Holders, the Blackstone Holders, the I Squared Holders or the Management Holders, as applicable. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Other Registration Rights. Other than pursuant to the terms of the Preferred Registration Rights Agreement, the Company represents and warrants that no Person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other Person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions among the parties hereto and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. Further, the Company shall not, prior to the termination of this Agreement, grant any registration rights that are superior to, or in any way subordinate, the rights granted to the Holders hereby, including any registration or other right that is directly or indirectly intended to violate or subordinate the rights granted to the Holders hereby.

5.7 Term. This Agreement shall terminate as to any Holder, and such Holder shall have no further rights or obligations hereunder, on such date on which such Holder, together with such Holder’s Affiliates, no longer owns any Registrable Securities. The provisions of Section 3.6 and Article IV shall survive any termination.

5.8 Holder Action. Whenever the Existing Holders, Principal Holders, Apache Holders, Blackstone Holders, I Squared Holders or Management Holders are entitled to act or refrain from acting, the Existing Holders, Principal Holders, Apache Holders, Blackstone Holders, I Squared Holders or Management Holders, as applicable, shall do so by the determination of the Majority-in-Interest of the Existing Holders, Principal Holders, Apache Holders, Blackstone Holders, I Squared Holders or Management Holders, as applicable.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

ALTUS MIDSTREAM COMPANY, a Delaware corporation

By:	/s/ Ben C. Rodgers
Name:	Ben C. Rodgers
Title:	Chief Financial Officer and Treasurer

[Signature Page to Second Amended and Restated Registration Rights Agreement]

APACHE MIDSTREAM LLC, a Delaware limited liability company

By:	/s/ Stephen J. Riney
Name:	Stephen J. Riney
Title:	Executive Vice President and Chief Financial Officer

Address:

One Post Oak Central
2000 Post Oak Blvd., Suite 100
Houston, Texas 77056

[Signature Page to Second Amended and Restated Registration Rights Agreement]

BUZZARD MIDSTREAM LLC, a Delaware limited liability company

By:	/s/ Thomas Lefebvre
Name:	Thomas Lefebvre
Title:	Authorized Signatory

Address:

Buzzard Midstream LLC c/o I Squared Capital Advisors (US) LLC 600 Brickell Avenue, Penthouse
Miami, FL 33131

[Signature Page to Second Amended and Restated Registration Rights Agreement]

BCP RAPTOR AGGREGATOR, LP, a Delaware limited partnership

By: BCP VII/BEP II Holdings Manager L.L.C., its general partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

Address:

Blackstone Management Partners L.L.C. 345 Park Avenue
New York, NY 10154

[Signature Page to Second Amended and Restated Registration Rights Agreement]

BX PERMIAN PIPELINE AGGREGATOR LP, a Delaware limited partnership

By: BCP VII/BEP II Holdings Manager L.L.C., its general partner

By:	/s/ David Foley
Name:	David Foley
Title:	Senior Managing Director

Address:

Blackstone Management Partners L.L.C. 345 Park Avenue
New York, NY 10154

[Signature Page to Second Amended and Restated Registration Rights Agreement]

NEW BCP RAPTOR HOLDCO, LLC,
a Delaware limited liability company

By:	/s/ Jamie Welch
Name:	Jamie Welch
Title:	Chief Executive Officer, President and Chief Financial Officer

Address:

New BCP Raptor Holdco, LLC
2700 Post Oak Blvd, Suite 300
Houston, TX 77056

[Signature Page to Second Amended and Restated Registration Rights Agreement]

ANNEX I

EXISTING HOLDERS

1.	D. Mark Leland

2.	Mark Borer

Annex I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Second Amended and Restated Registration Rights Agreement, dated as of February 22, 2022, by and among the Company, Apache Midstream, I Squared, BX Aggregator, BX Permian, New Raptor and the individuals party thereto (as amended from time to time, the “Registration Rights Agreement”). Capitalized terms used and not otherwise defined in this Adoption Agreement have the meanings given to them in the Registration Rights Agreement.

By the execution of this Adoption Agreement, Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring the securities indicated under Transferee’s signature below (the “Acquired Securities”) subject to the terms and conditions set forth in the Registration Rights Agreement.

2. Agreement. Transferee (a) agrees that the Acquired Securities shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof and (b) hereby adopts the Registration Rights Agreement with the same force and effect as if Transferee were originally a party thereto.

3. Joinder. The spouse of Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the Acquired Securities to the terms of the Registration Rights Agreement.

Signature:

Address for Notice:

Attention:

Email:

Acquired Securities: Type (check applicable box):	Number
☐ Shares of Class A Common Stock issued on exercise of Private Placement Warrants

☐ Shares of Class A Common Stock issued on exercise of Apache Warrants

☐ Shares of Class A Common Stock

A-1

Acquired Securities: Type (check applicable box):	Number
☐ Shares of Class A Common Stock issued in exchange for Common Units and Class C Common Stock

☐ Other equity security issued by dividend, stock split, etc.

☐ Shares of Common Stock (including issuable in connection with Earn-Out Consideration)

A-2